UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Luvulis Corporation

(Exact name of registrant as specified in its charter)

Wyoming	38-4373791	7374
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Jakub Marcin Dzierzynski

6608 N Western Avenue 1121,

Oklahoma City, OK 73116

Tel. + 15645447779

Email: ceo@luvulis.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

REGISTERED AGENTS, INC.

30 N GOULD ST STE R

SHERIDAN, WY 82801

TEL. (307) 200-2803

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer: ☐

Accelerated filer: ☐

Non-accelerated filer: ☐

Smaller reporting company: ☒

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	4,500,000	0.0225	101,250	$13,98*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

Luvulis Corporation
4,500,000 Shares of Common Stock

$0.0225 Per Share

This is the initial offering of common stock of Luvulis Corporation and no public market currently exists for the securities being offered. We are registering for sale a total of 4,500,000 shares of common stock at a fixed price of $0.0225 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $11,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Jakub Marcin Dzierzynski, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Jakub Marcin Dzierzynski, our chief executive officer, owns 100% of the outstanding shares of common stock. As a result, he will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and our Articles of Incorporation. This Prospectus will permit Mr. Dzierzynski to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Dzierzynski will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.0225 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director, Jakub Marcin Dzierzynski, will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Luvulis Corporation is a development stage company and has recently commenced its operations. We do not have sufficient capital to fully develop or expand our operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. See "risk factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB or OTCQX markets operated by OTC Markets Group Inc. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Luvulis Corporation is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 8 through 18 before buying any shares of Luvulis Corporation’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 16, 2026

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
THE OFFERING	7
RISK FACTORS	8
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21
DESCRIPTION OF BUSINESS	27
LEGAL PROCEEDINGS	32
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	32
EXECUTIVE COMPENSATION	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
PLAN OF DISTRIBUTION	36
DESCRIPTION OF SECURITIES	39
INDEMNIFICATION	40
INTERESTS OF NAMED EXPERTS AND COUNSEL	41
EXPERTS	41
AVAILABLE INFORMATION	41
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	41
INDEX TO THE FINANCIAL STATEMENTS	42

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Luvulis” Refers to Luvulis Corporation. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

Luvulis Corporation

Luvulis Corporation was incorporated in Wyoming on October 29, 2025. The Company is focused on developing innovative solutions for global finance, including compact services that provide real-time insights into currency rates, prices, and key economic trends. Its primary planned product is an advanced currency conversion service “Luvulis”, designed to offer instant access to accurate exchange rates and simplify currency management. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $25,313 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering or ever generate substantial revenue. If we do not generate sufficient revenue, we may need a minimum of $11,000 of additional funding to pay for ongoing SEC filing requirements. Our primary mailing address at 6608 N Western Avenue 1121, Oklahoma City, OK 73116, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Poland. Our phone number is 15645447779.

From inception (October 29, 2025) until the date of this filing, we have had limited operating activities. Our audited financial statements for the period from October 29, 2025 (Inception) through January 31, 2026, report operating expenses of $1,640, a net loss of $1,640, and a cash balance of $680 as of January 31, 2026. Our independent registered public accounting firm has issued an audit opinion for Luvulis Corporation which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan, raised an aggregate of $8,000 through a private placement of our common stock to our sole officer and director, launched our website at https://luvulis.com, and have begun development of the demo version of our API.

Mr. Dzierzynski, our chief executive officer, owns 100% of the outstanding shares of common stock. While he continues to control 100% of the voting power in our Company, Mr. Dzierzynski, will have effective control over the Company therefore we might be deemed “controlled Company”. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months.

We require minimum funding of approximately $25,313 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $25,313, our business may fail. We do not anticipate earning substantial revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Luvulis Corporation
Securities Being Offered:	4,500,000 shares of common stock.
Price Per Share:	$0.0225
Duration of the Offering:	The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 4,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	$101,250
Securities Issued and Outstanding:

There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Jakub Marcin Dzierzynski.

If we are successful at selling all the shares in this offering, we will have 6,500,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $11,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $101,250 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements.

Financial Summary	January 31, 2026 ($)
Cash and Deposits	680
Total Assets	40,793
Total Liabilities	34,433
Total Stockholder’s Equity	6,360

Statement of Operations	For the period from October 29, 2025 (Inception) through January 31, 2026 ($)
Total Income	-
COGS	-
Total Operating Expenses	1,640
Net Loss for the Period	(1,640)
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks relating to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We are a development-stage company. We have only recently commenced operations and have a limited operating history. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on October 29, 2025, and have only recently commenced operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. To date, we have developed our business plan, raised an aggregate of $8,000 through a private placement of our common stock to our sole officer and director, launched our website at https://luvulis.com, and have begun development of the demo version of our API.

The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have only recently commenced operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2026, we had $680.

As of this date, we have not generated revenue and have only recently commenced our operations. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $23,313 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding, we may utilize funds from Mr. Dzierzynski, our sole officer and director, who has agreed to provide us with an interest-free loan for a period of five years, pursuant to an agreement dated October 29, 2025, which is included as Exhibit 10.1 to the Registration Statement of which this Prospectus is a part. This loan may be used to cover initial filing fees and operational expenses.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We have limited business, sales and marketing experience in our industry.

We have recently commenced our operations. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed currency conversion and financial data services will gain wide acceptance in the target market. We are entirely dependent on the services of our sole officer and director, Mr. Dzierzynski, to build our customer base. Our company has no prior experience which it can rely upon in order to garner new customers to use our services. Prospective customers will be less likely to purchase our service than a competitor’s because we are a start-up company, have only recently commenced our operations, and have limited operating history.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

Barriers to entry in the fintech and data API sector are evolving, leading to a competitive market. We face competition from established financial data providers, major banks, and specialized API services that offer similar real-time exchange rate data. These competitors may already serve many of the clients we aim to target. If we are unable to differentiate our speed, accuracy, or pricing model, our business could be materially affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be significantly larger and better capitalized than we are. These companies may have the financial and operational capacity to sustain or expand their presence in the design and animation services market, which could limit our ability to generate sufficient revenue to cover our operating costs.

Their superior resources may enable them to outspend us in areas critical to long-term competitiveness, such as design and animation innovation, marketing, talent acquisition, and client retention strategies. As a result, we may face difficulties maintaining our competitive position in the industry.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially own 100% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have no employees. Our sole officer and director, Mr. Dzierzynski, is responsible for all of our operations. The loss of Mr. Dzierzynski would have a substantial negative effect on our company and may cause our business to fail. Mr. Dzierzynski has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Dzierzynski’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Limited availability of our officer and director.

Our sole officer and director currently intends to devote approximately 30 hours per week to the Company’s operations. While this level of commitment is significant for a development-stage company, our operations could be adversely affected if unforeseen circumstances limit his availability or if the complexity of our business requires more time than currently allocated. Such limitations could result in temporary interruptions or delays in our business activities, including software development, customer acquisition, and revenue generation.

As the Company’s operations expand, our officer and director has agreed to increase his involvement as necessary to support business needs; however, there is no guarantee that he will be able to do so effectively while managing other professional commitments. Furthermore, the Company does not maintain key-man life insurance or liability insurance and does not currently intend to obtain such insurance in the future. The loss of our officer’s services or a significant reduction in his available time would have a material adverse effect on our business.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Mr. Dzierzynski, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our sole officer and director, Mr. Dzierzynski, allocates only a portion of his time to our business, which may hinder our ability to operate successfully.

Our sole officer and director, Mr. Dzierzynski, does not devote his full time to our operations. Currently, he is also engaged in other professional commitments, including his role at Rocket Axis Ltd., and may occasionally undertake additional independent consulting work. As a result, he may face conflicts of interest in allocating his time and resources between our operations and his other professional obligations.

While Mr. Dzierzynski intends to devote approximately 30 hours per week (or such time as is necessary) to our business, there is no guarantee that he will be able to dedicate sufficient attention to our day-to-day operations.

Any significant diversion of his attention could delay the implementation of our business plan, including the final development of our API and the execution of our marketing strategy, which would materially and adversely affect our business, financial condition, and results of operations.

Our executive officer does not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officer.

Our sole executive officer and director, Mr. Dzierzynski, resides in Poland. As a result, it may be difficult or impossible for U.S. stockholders to:

·	effecting service of process within the United States on our officer;
·	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
·	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
·	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

·	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
·	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
·	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
·	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a "smaller reporting company" as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

·	Reduced financial statement and executive compensation disclosure in our SEC filings;
·	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
·	Simplified disclosure obligations regarding our executive compensation arrangements.

These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

Risks associated with this offering

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Markets Group's platforms after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Markets Group's platforms or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on October 29, 2025, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $101,250 from this offering, we may have to seek alternative financing to implement our business plan.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.004 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering.

Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.0225 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are currently issued and outstanding. If we sell the 4,500,000 shares being offered in this offering, we would have 6,500,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our president, Mr. Dzierzynski does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Dzierzynski does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $11,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Mr. Dzierzynski, our officer and director, who has agreed to provide us with an interest-free loan for a period of five years, pursuant to an agreement dated October 29, 2025, which is included as Exhibit 10.1 to the Registration Statement of which this Prospectus is a part. This loan may be used to cover initial filing fees and operational expenses. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.

The costs associated with being a publicly traded company in the next 12 month will be approximately $11,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group's platforms.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $101,250 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25 % are sold	If 50 % are sold	If 75 % are sold	If 100 % are sold
	Fees	Fees	Fees	Fees
# of Shares Sold	1,125,000	2,250,000	3,375,000	4,500,000
Gross proceeds	25,312.5	50,625.0	75,937.5	101,250.0
SEC reporting and offering expenses	11,000.0	11,000.0	11,000.0	11,000.0
Net proceeds	14,312.5	39,625	64,937.5	90,250
API Development & Architecture	7,000.0	13,000.0	19,000.0	29,000.0
Server Infrastructure & Data Feeds	5,000.0	10,000.0	18,000.0	24,000.0
Marketing & Customer Acquisition	1,000.0	7,000.0	15,000.0	18,000.0
Website UI/UX Enhancements	1,000.0	9,000.0	12,000.0	18,000.0
Miscellaneous expenses	312.5	625.0	937.5	1,250.0

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held Company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of January 31, 2026 was $6,360 or approximately $0.0032 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2026.

The following table sets forth as of January 31, 2026, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.0225 per share of common stock.

	$25,313 Offering (25%)	$50,625 Offering (50%)	$75,938 Offering (75%)	$101,250 Offering (100%)
Number of current shares held	2,000,000	2,000,000	2,000,000	2,000,000
Number of new shares issued	1,125,000	2,250,000	3,375,000	4,500,000
Total number of new shares held	3,125,000	4,250,000	5,375,000	6,500,000
The historical net tangible book value	$6,360	$6,360	$6,360	$6,360
Net proceeds to the Company	$14,313	$39,625	$64,938	$90,250
Net tangible book value after this offering	$20,673	$45,985	$71,298	$96,610
Assumed public offering price per share	$0.0225	$0.0225	$0.0225	$0.0225
Net tangible book value per share before this offering	$0.0032	$0.0032	$0.0032	$0.0032
Increase (Decrease) attributable to new investors	$0.0034	$0.0076	$0.0101	$0.0117
Net tangible book value per share after this offering	$0.0066	$0.0108	$0.0133	$0.0149
Dilution per share to new stockholders	$0.0159	0.0117	0.0092	0.0076
% dilution	70.60%	51.91%	41.05%	33.94%
Capital contribution by purchasers of shares	$25,313	$50,625	$75,938	$101,250
Capital Contribution by existing stockholders	$8,000	$8,000	$8,000	$8,000
Percentage capital contributions by purchasers of shares	75.98%	86.35%	90.47%	92.68%
Percentage capital contributions by existing stockholders	24.02%	13.65%	9.53%	7.32%
Current Shareholders % after offering	64.00%	47.06%	37.21%	30.77%
Purchasers % after offering	36.00%	52.94%	62.79%	69.23%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $680 as of January 31, 2026. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Jakub Marcin Dzierzynski, our Chairman and President, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of January 31, 2026, Mr. Dzierzynski has advanced to us $7,033. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $25,313 of funding from this offering. Our primary mailing address at 6608 N Western Avenue 1121, Oklahoma City, OK 73116, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Poland. Our phone number is 15645447779.

We are a development stage company. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue, we may need a minimum of $11,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

PLAN OF OPERATIONS

We require a minimum funding of approximately $25,313 to conduct our proposed operations. We have outlined the following steps to implement our business plan in the following 12 months and after completion of the offering.

Completion of Public Offering

Our primary objective is to complete the public offering of shares following the SEC’s effectiveness of the registration statement. This offering is essential to increase our capital and fund ongoing operations. We aim to sell a sufficient number of shares to raise the required funds to implement our business plan. Failure to achieve the funding target may limit our ability to fully execute our operational milestones. Management is actively exploring opportunities to engage potential clients and business partners to support the growth of the Company.

Status of Current Operations

As of the date of this prospectus, Luvulis Corporation entered into a Website & API Development Agreement on December 22, 2025 for the design and technical construction of its corporate website and the initial Demo API architecture. Our official corporate website (https://luvulis.com) was completed and launched on February 23, 2026. The development phase of our Demo API architecture was completed on April 13, 2026. The Company expects to make a demo version of its Currency Conversion Service, “Luvulis,” available to the public by April 20, 2026. After successfully testing and optimizing the demo version, we plan to complete the full commercial version of the “Luvulis” service, with the official launch expected in May 2026. We also intend to roll out our tiered subscription model in June 2026, marking the transition to full commercial operations.12-Month Operational Milestones:

1. API Development & Architecture

•	If 25% sold ($7,000): We will complete the basic commercial version of the “Luvulis”, supporting up to 10 major global currencies (e.g., USD, EUR, GBP, JPY). The architecture will support basic "get rate" requests with standard security protocols.
•	If 50% sold ($13,000): We will expand the API to support 30+ currencies and implement a "Historical Data" feature, allowing users to query past exchange rates. We will optimize the codebase for faster response times (under 200ms).
•	If 75% sold ($19,000): We will implement advanced features such as "Bulk Conversion" (multiple pairs in one request) and Webhooks for automated rate alerts. The architecture will be upgraded to handle concurrent requests from up to 50 active business subscribers.
•	If 100% sold ($29,000): Full-scale enterprise architecture. We will support 150+ currencies, including cryptocurrencies and precious metals. Development will include a "Sandbox Environment" for developers to test their integrations before going live.

2. Server Infrastructure & Data Feeds

•	If 25% sold ($5,000): We will utilize shared cloud hosting (Entry-level AWS or Google Cloud) and free or low-cost delayed data feeds (15-30 minute delay). This is suitable for casual users but not for high-frequency trading.
•	If 50% sold ($10,000): We will migrate to dedicated virtual servers to improve uptime. We will purchase "Near Real-Time" data feeds with updates every 60 seconds, allowing us to attract small business clients.
•	If 75% sold ($18,000): We will implement a multi-region server setup (US and Europe) to reduce latency for global users. We will secure "Premium Real-Time" feeds with sub-second updates for professional-grade accuracy.
•	If 100% sold ($24,000): High-availability infrastructure with automated failover systems and load balancing. We will integrate multiple redundant data sources to ensure 99.99% data accuracy and service continuity even if one provider fails.

3. Marketing & Customer Acquisition

•	If 25% sold ($1,000): Marketing will be limited to basic Search Engine Optimization (SEO).
•	If 50% sold ($7,000): We will launch our first paid advertising campaigns on Google Ads, targeting keywords like "Currency API" and "Exchange Rate Integration." We expect to acquire our first 10–20 paying API subscribers.
•	If 75% sold ($15,000): We will expand marketing to include content marketing (technical blogs for developers) and paid placements in fintech newsletters. We will also attend one major virtual industry conference to network with potential partners.
•	If 100% sold ($18,000): A comprehensive multi-channel digital strategy including retargeting ads, video tutorials, and a small affiliate program for developers who recommend Luvulis to their clients.

4. Website UI/UX Enhancements

•	If 25% sold ($1,000): The website will remain a basic landing page with a simple "Contact Us" form and a static demo of the currency converter.
•	If 50% sold ($9,000): We will develop a fully functional “Service Page,” allowing users to enter their API keys and directly access the service on the website, with real-time data interaction and full functionality.
•	If 75% sold ($12,000): The website structure and content sections will be improved to enhance navigation, usability, and user experience, preparing the platform for advanced features.
•	If 100% sold ($18,000): A full-service portal will be implemented, including integrated automated billing (Stripe/PayPal), a ticket-based support system, and a customized “Analytics Suite” for business clients to track their spend and conversion history.

General and Administrative Activities

We have also budgeted for miscellaneous operational expenses, including ongoing state filing fees and minor administrative costs. These are estimated at $312.50, $625.00, $937.50, or $1,250.00, depending on the level of funding achieved.

Please note that the cost estimates, timelines, and funding details provided in this plan of operations are approximate and subject to adjustments based on market conditions, specific business requirements, and the success of the public offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Overview

Luvulis Corporation is a development-stage technology company incorporated in the State of Wyoming on October 29, 2025. The Company is focused on developing innovative and smart solutions for navigating global finance trends. Luvulis builds compact, technology-driven services that help users quickly understand currency rates, pricing, and key economic trends by leveraging real-time data and modern API architecture.

As of the date of this prospectus, the Company’s official website, https://luvulis.com, is live and was completed on February 23, 2026. Our flagship product, currently under development, is the Currency Conversion Service, an advanced tool designed to provide users with instant access to accurate global exchange rates.

Luvulis Corporation entered into a Website & API Development Agreement on December 22, 2025 for the design and technical construction of its corporate website and the initial Demo API architecture, which is filed as Exhibit 10.2 to this Registration Statement. The development phase of our Demo API architecture was completed on April 13, 2026, with a public demo version available on our website by April 20, 2026. Our official corporate website (https://luvulis.com) was completed and launched on February 23, 2026.

After successfully testing and optimizing the demo version, we plan to complete the full commercial version of the “Luvulis” service, with the official launch expected in May 2026. We also intend to roll out our tiered subscription model in June 2026, marking the transition to full commercial operations. This model will enable businesses, travelers, investors, and developers to integrate reliable currency conversion capabilities directly into their own platforms and applications. The Company intends to regularly update its database through advanced API integrations to ensure that users receive accurate, commercially relevant, and technologically sophisticated financial insights.

Results of operations

For the period from October 29, 2025 (inception) through January 31, 2025:

During the period we incorporated the Company, prepared a business plan, registered a web domain, developed the website. Our loss since inception through January 31, 2026, was $1,640.

As of the date, we have launched our website and begun realizing the initial results of our operations in accordance with our business plan.

Since inception, we have sold 2,000,000 shares of common stock to our Director for net proceeds of $8,000.

LIQUIDITY AND CAPITAL RESOURCES

For the period from October 29, 2025 (inception) through January 31, 2025:

As of January 31, 2026, we have cash reserves of approximately $680 and our liabilities are $34,433 comprising $27,400 accounts payable and $7,033 owed to the Company by Jakub Marcin Dzierzynski, our Director.

Net cash used in operating activities for the period from October 29, 2025 (inception) through January 31, 2025, was ($14,353).

Cash flows from financing activities for the period from October 29, 2025 (inception) through January 31, 2025, was $15,033.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Jakub Marcin Dzierzynski, our Director, who has agreed to loan the Company funds to complete the registration process, this agreement is filed as the exhibit 10.1 To proceed with our operations within 12 months, we need a minimum of $25,313. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Description Of Property

Our primary mailing address at 6608 N Western Avenue 1121, Oklahoma City, OK 73116, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Poland. Our phone number is 15645447779.

DESCRIPTION OF BUSINESS

General

Luvulis Corporation (the “Company” or “Luvulis”) is a development-stage technology company incorporated in the State of Wyoming on October 29, 2025. The Company is focused on developing innovative and smart solutions for navigating global finance trends. Luvulis builds compact, technology-driven services that help users quickly understand currency rates, pricing, and key economic trends by leveraging real-time data and modern API architecture.

At the time of this filing, the Company’s official website is operational as an informational and service-delivery resource accessible at https://luvulis.com. The website was completed and launched on February 23, 2026. Our flagship product, the Currency Conversion Service “Luvulis”, is currently under development. As of the date of this prospectus, Luvulis Corporation entered into a Website & API Development Agreement on December 22, 2025 for the design and technical construction of its corporate website and the initial Demo API architecture. Our official corporate website (https://luvulis.com) was completed and launched on February 23, 2026. The development phase of our Demo API architecture was completed on April 13, 2026. The Company expects to make a demo version of its Currency Conversion Service, “Luvulis,” available to the public by April 20, 2026.

After successfully testing and optimizing the demo version, we plan to complete the full commercial version of the “Luvulis” service, with the official launch expected in May 2026. We also intend to roll out our tiered subscription model in June 2026, marking the transition to full commercial operations.

Service Offerings

The Luvulis service will be designed as a comprehensive digital solution for obtaining, comparing, and integrating real-time global currency exchange data. The service aims to bridge the information gap in the fast-moving financial markets by providing structured, high-frequency market data accessible through both an intuitive web interface and a robust API.

Upon the successful implementation of our business plan, Luvulis intends to provide its clients with the following core functionalities:

1. Real-Time Currency Conversion Database. The Company’s planned central service is designed to offer users instant access to accurate exchange rates. Key intended features include:

•	Intuitive Web Interface: A streamlined input field where users will be able to enter amounts and select source/target currencies for conversion.
•	Rapid Processing: Leveraging advanced backend logic, the system is expected to process requests instantly, displaying results in seconds.
•	Precision Data: Access to accurate rates designed for travelers, investors, and small businesses involved in international transactions.

2. API Integration Option (B2B Focus) The Luvulis API is being developed to deliver financial data in a standardized, developer-friendly format (JSON/REST), allowing for future seamless connection with third-party tools such as:

•	E-commerce Platforms: For displaying localized pricing to international customers in real-time.
•	Accounting & ERP Systems: For automating multi-currency bookkeeping and financial reporting.
•	Travel & Fintech Apps: Enabling developers to embed conversion tools directly into their applications. The API is intended to include tiered access keys and query rate limits, providing scalable solutions for both individual developers and enterprise users.

3. Future Analytical and Visualization Tools Following the initial commercial launch, the Company plans to introduce advanced financial insights, including:

•	Trend Analysis Dashboards: Visualization of historical vs. current exchange rate volatility.
•	Economic Trend Summaries: Brief, data-driven insights into key global economic shifts impacting currency values.

Target Market

Luvulis Corporation targets a broad and growing spectrum of participants within the global digital economy who rely on high-frequency, accurate financial data for operational and personal decision-making. Our primary market focus is divided into the following strategic segments:

•	Software Developers and Fintech Startups: This is our core B2B segment. As the "API economy" expands, developers require affordable, high-uptime, and easy-to-integrate solutions to power multi-currency features within their own products. Luvulis provides a standardized REST API that eliminates the need for developers to build complex financial data aggregation systems from scratch. We target independent developers and small-to-medium fintech firms looking for "plug-and-play" currency integration for e-commerce checkouts, wallet apps, and SaaS platforms.
•	Small and Medium Enterprises (SMEs) in International Trade: Small importers and exporters often lack access to the expensive, high-end Bloomberg or Reuters terminals used by large corporations. However, they remain highly vulnerable to currency volatility. Luvulis targets SMEs that require reliable, real-time rates for cross-border transaction planning, accurate invoicing in foreign currencies, and localized budgeting. By providing professional-grade data at a fraction of the cost of legacy providers, we address a significant underserved niche in the SME sector.
•	E-commerce and Digital Platforms: As global e-commerce continues to rise, online retailers must display prices in local currencies to reduce cart abandonment and improve user experience. Luvulis targets digital storefronts and marketplaces that need to automate price localization. Our API allows these platforms to dynamically update product prices based on the latest market fluctuations, ensuring margin protection and pricing transparency for global customers.
•	International Travelers and Digital Nomads: This consumer-facing (B2C) segment represents a high-volume user base. With the rise of remote work and global mobility, digital nomads and frequent travelers require a streamlined, mobile-responsive web interface for instant currency conversion. Luvulis meets this demand by offering a simplified, "speed-first" tool that removes the clutter found on traditional financial news websites, providing a dependable utility for daily financial management.
•	Retail Investors and Personal Finance Managers: We target individual investors who monitor global foreign exchange (Forex) trends as part of their personal portfolio diversification. Luvulis provides these users with a reliable reference point for currency movements, helping them make more informed decisions regarding international assets, savings in foreign denominations, or timing for personal currency exchanges.

Market Opportunity

The Company believes that the opportunity for a real-time currency conversion and financial data service is driven by the rapid expansion of the global digital economy, the increasing complexity of cross-border transactions, and the widespread adoption of "API-first" business models.

1. Accelerated Growth of Cross-Border E-commerce

The demand for instant currency localization is at an all-time high. According to industry analysis, cross-border e-commerce is outpassing domestic retail growth. Merchants increasingly require automated tools to display prices in a customer's local currency at the moment of interaction. This shift is essential to reduce cart abandonment rates and enhance user trust. Luvulis addresses this by providing a high-speed API that allows e-commerce platforms to scale globally without the overhead of manual rate management.

2. Increased Global Currency Volatility

Current geopolitical shifts and divergent central bank policies have led to heightened currency volatility. In such an environment, "static" pricing or daily-updated rates (typically provided by traditional banks) are insufficient for modern business needs. Even a small percentage shift in an exchange rate within a single trading day can erode the profit margins of a small-to-medium enterprise (SME). Luvulis provides the real-time precision necessary for businesses to protect their margins and make data-driven procurement and pricing decisions.

3. The Rise of the "API Economy" and Digital Transformation

The construction of modern software has shifted toward modularity. Instead of building internal financial tools, companies now prefer to integrate specialized third-party APIs. We believe there is a significant market gap for a lean, high-uptime, and cost-effective currency API. SMEs, in particular, are undergoing a digital transformation, moving away from spreadsheets and manual entry toward cloud-based ERP and CRM systems. Luvulis is positioned to become a vital data component within these automated financial ecosystems.

4. Democratization of Professional Financial Data

Historically, high-frequency, reliable exchange rate data was the exclusive domain of large financial institutions with access to expensive terminal subscriptions. Luvulis believes that by offering professional-grade data through a tiered SaaS (Software-as-a-Service) model, we can democratize access for a vast underserved market, including independent developers, startups, and international freelancers who require accurate financial data but operate on limited budgets.

Business Model

Luvulis plans to generate revenue through a subscription model:

•	Free/Trial Tier: Limited API requests per month for testing and casual use.
•	Professional Tier: Monthly/Annual subscriptions for higher request limits and real-time data frequency.
•	Enterprise Tier: Custom packages featuring dedicated support, highest rate limits, and access to historical data archives. The Company expects to begin offering these subscriptions in June 2026.

Competitive Strengths

Management believes that Luvulis possesses several key advantages that differentiate us from legacy financial data providers and existing free conversion tools:

•	API-First Architecture: Unlike many traditional services that added APIs as an afterthought, Luvulis is built from the ground up with an API-first mindset. This ensures maximum compatibility, low latency, and ease of integration into modern web and mobile frameworks, reducing the technical burden for our B2B clients.
•	User-Centric Design and Simplicity: Financial data tools are often over-engineered and difficult to navigate. Luvulis focuses on "speed-to-data," removing unnecessary complexity and providing a streamlined interface that allows users to obtain accurate information in seconds.
•	Lean and Scalable Operational Model: By leveraging strategic third-party data feeds and highly efficient cloud-based infrastructure, we maintain a low overhead cost structure. This "lean" approach allows us to remain agile, update our features rapidly, and offer competitive pricing while maintaining high-value data accuracy.
•	Democratization of Data: We position ourselves as a high-quality yet accessible alternative to expensive, institutional-grade terminals, making professional financial data available to a much larger segment of the global market.

Intellectual Property

We currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

Current Operations

As of the date of this prospectus, Luvulis Corporation entered into a Website & API Development Agreement on December 22, 2025 for the design and technical construction of its corporate website and the initial Demo API architecture. Our official corporate website (https://luvulis.com) was completed and launched on February 23, 2026. The development phase of our Demo API architecture was completed on April 13, 2026. The Company expects to make a demo version of its Currency Conversion Service, “Luvulis,” available to the public by April 20, 2026. After successfully testing and optimizing the demo version, we plan to complete the full commercial version of the “Luvulis” service, with the official launch expected in May 2026. We also intend to roll out our tiered subscription model in June 2026, marking the transition to full commercial operations.

Regulatory Considerations

The Company’s operations are subject to federal, state, and local regulations applicable to real-time currency conversion services and financial data services. Luvulis Corporation intends to comply with all applicable legal requirements prior to commercial launch.

LEGAL PROCEEDINGS

As of now, we are not involved in any legal proceedings, and we have not received any information about any upcoming legal actions against us.

As part of our risk management strategy, we have implemented policies and procedures to ensure compliance with all applicable laws and regulations. We believe that these measures will minimize the likelihood of legal proceedings and regulatory action against our Company.

In the event that we become involved in any legal proceedings, we will take all necessary steps to defend ourselves and protect the interests of our Company and our stakeholders. We will work closely with legal counsel to ensure that we comply with all legal requirements and regulations, and to minimize the potential impact of any legal action on our business operations and financial performance.

Furthermore, we are committed to maintaining the highest standards of ethical conduct and business practices. We will not engage in any activities that violate applicable laws and regulations, or that could harm our reputation or the trust of our customers and stakeholders. We will continue to monitor legal and regulatory developments that could affect our business, and will adjust our policies and procedures as necessary to ensure compliance.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officer and Director are as follows:

Name and Address of Executive Officers and/or Directors	Age	Position
Jakub Marcin Dzierzynski 18 Stycznia 83 87-301 Brodnica Poland	26	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Mr. Dzierzynski has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, and a member of our Board of Directors since our inception on October 29, 2025. He is a strategic communications and community growth expert with over 8 years of experience in the technology and decentralized finance (DeFi) sectors.

From January 2024 to the present, Mr. Dzierzynski has served as the Communications & Community Manager at Rocket Axis Ltd. In this role, he focuses on driving organic growth and managing community health across major digital platforms including Discord and Telegram. He successfully launched the "Founders in Focus" campaign and has coordinated large-scale international industry events with over 300 attendees, demonstrating high-level project management and strategic partnership skills.

From November 2022 to December 2023, he served as the Communications Manager at EdenAI, where he managed the company’s official voice, developed long-form content, and translated complex technical updates from development teams into clear, user-facing communications. During his tenure, he secured over 10 speaking engagements and podcast features, significantly increasing the company's market visibility.

Prior to that, from August 2021 to October 2022, Mr. Dzierzynski held the position of Community Engagement Specialist at DAOhaus, a platform for decentralized autonomous organizations. He led global contributor onboarding, managed governance calls, and developed documentation for community-driven decision-making processes.

Mr. Dzierzynski holds a Master’s degree in Strategic Communication from the University of Amsterdam.

We believe that Mr. Dzierzynski’s extensive background in technical communications, community building ecosystems qualify him to serve as our sole director and executive officer. His ability to bridge the gap between technical development and market-facing strategy is vital to the implementation of the Luvulis business model.

During the past ten years, our directors have not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Dzierzynski was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Dzierzynski’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or
ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our officer is appointed by our Director and hold office until removed by the Board or until their resignation.

Significant Employees

The Company has no significant employees. All management and administrative functions are performed by our sole director, who does not have a written employment agreement with the Company.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 29, 2025:

Summary Compensation Table

There are no current employment agreements between the Company and its officers.

Our sole Director currently devotes approximately forty hours per week to manage the affairs of the Company. he has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or Director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total ($)
Jakub Marcin Dzierzynski Director, President, Secretary and Treasurer	January 31, 2026	_	_	_	_

Director Compensation

There is no Director compensation as of January 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jakub Marcin Dzierzynski is our sole officer, Director, control person and promoter and he shall receive no compensation for the placement of the offering.

On December 19, 2025, we offered and sold restricted 2,000,000 shares of common stock to Jakub Marcin Dzierzynski, our Director, at a purchase price of $0.004 per share, for aggregate proceeds of $8,000.

As of January 31, 2026, Jakub Marcin Dzierzynski has loaned us $7,033. The loan does not have any term, carries no interest, and is not secured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our Director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage
Common stock	Jakub Marcin Dzierzynski 18 Stycznia 83 87-301 Brodnica Poland	2,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 31, 2025, there were 3,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

In this prospectus, Luvulis Corporationis registering 4,500,000 shares of our common stock for sale at the price of $0.0225 per share. This is a self-underwritten offering. Jakub Marcin Dzierzynski will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to herself for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Director must restrict his participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Director;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 280 days. The offering shall terminate on the earlier of (i) the date when the sale of all 4,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Luvulis Corporation”. The Company will deliver stock certificates or book entry form attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

AUTHORIZED AND ISSUED STOCK:

Common Stock, $0.001 Par Value Per Share

Authorized Shares: Luvulis Corporation has authorized a total of 75,000,000 shares of Common Stock, each with a par value of $0.001 per share.

Outstanding Shares: Currently, there are 2,000,000 shares of Common Stock outstanding held by Jakub Marcin Dzierzynski, our President, Treasurer, Secretary and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

Voting and Liquidation Rights

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Except as required by law or by the Company’s Articles of Incorporation, holders of Common Stock vote together as a single class. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to receive, after payment of or provision for all liabilities and any preferential amounts owed to holders of any preferred stock (of which none are currently authorized or outstanding), the remaining assets of the Company ratably in proportion to the number of shares of Common Stock held. There are no cumulative voting rights, preemptive rights, or other special voting or liquidation rights associated with the Common Stock.

There are no (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate and Applicable Law, if any, may be declared by the Board; (ii) preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Director or officer under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Luvulis Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Qi CPA LLC is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Qi CPA LLC has presented their report with respect to our audited financial statements.

LEGAL MATTERS

The Midway Law Firm APC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not been required to comply with the reporting requirements of the Securities Exchange Act. We are filing with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings will be available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Qi CPA LLC.

The financial information presented is the audited financial statements for the period from Inception (October 29, 2025) to January 31, 2026.

LUVULIS CORPORATION

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Luvulis Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Luvulis Corporation (the “Company”) as of January 31, 2026 and the related statements of operations, stockholders’ deficiency, and cash flows for the period from October 29, 2025 (Inception) to January 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Luvulis Corporation as of January 31, 2026 and the results of its operations and cash flows for flows for the period from October 29, 2025 (Inception) to January 31, 2026 in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there were no critical audit matters.

Valley Stream, New York

April 16, 2026

We have served as the Company’s auditor since 2026.

PCAOB ID: 6631

LUVULIS CORPORATION

BALANCE SHEET

January 31, 2026
ASSETS:
Current Assets
Cash and Cash Equivalents	$680
Prepaid Expenses	40,113
Total Current Assets	40,793

TOTAL ASSETS	$40,793

LIABILITIES AND STOCKHOLDER’S EQUITY:

Current Liabilities
Accounts Payable	$27,400
Related Party Loan Payable	7,033
Total Current Liabilities	34,433
Total Liabilities	34,433

Commitments and Contingencies	-

STOCKHOLDER’S EQUITY:
Common stock: $0.001 par value, 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional Paid-in Capital	6,000
Accumulated Deficit	(1,640)

Total Stockholder’s Equity	6,360

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$40,793

The accompanying notes are an integral part of these financial statements.

LUVULIS CORPORATION

STATEMENT OF OPERATIONS

For the period from October 29, 2025 (Inception) through January 31, 2026

For the period from October 29, 2025 (Inception) through January 31, 2026
REVENUE	$-

OPERATING EXPENSES:
General and Administrative Expenses	1,640
Total Operating Expenses	1,640

Loss Before Income Taxes	(1,640)

Provision for Income Taxes	-

NET LOSS	$(1,640)

Net loss per common share – basic and diluted	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	926,316

The accompanying notes are an integral part of these financial statements.

LUVULIS CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from October 29, 2025 (Inception) through January 31, 2026

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of October 29, 2025 (Inception)	-	$-	$-	$-	$-

Issuance of Common Stock for Cash	2,000,000	2,000	6,000	-	8,000

Net Loss	-	-	-	(1,640)	(1,640)

Balance as of January 31, 2026	2,000,000	$2,000	$6,000	$(1,640)	$6,360

The accompanying notes are an integral part of these financial statements.

LUVULIS CORPORATION

STATEMENT OF CASH FLOWS

For the period from October 29, 2025 (Inception) through January 31, 2026

For the period from October 29, 2025 (Inception) through January 31, 2026
Cash Flows from Operating Activities:
Net Loss	$(1,640)
Change in operating assets and liabilities:
Prepaid Expenses	(40,113)
Accounts Payable	27,400
Net cash used in operating activities	(14,353)

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	8,000
Related Party Advances	7,033
Net cash provided by financing activities	15,033

Net increase (decrease) in cash and cash equivalents	680
Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$680

Supplemental Cash Flow Information Cash paid during the year for:
Interest	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

LUVULIS CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

For the period from October 29, 2025 (Inception) through January 31, 2026

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Luvulis Corporation is a development-stage technology company incorporated in Wyoming on October 29, 2025. The Company is focused on developing innovative solutions for global finance, including compact services that provide real-time insights into currency rates, prices, and key economic trends. Its primary planned product is an advanced currency conversion service designed to offer instant access to accurate exchange rates and simplify currency management.

The Company has selected January 31 as its fiscal year end.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern. As a development stage company, the Company had no revenues and had an accumulated deficit of $1,640 as of January 31, 2026 and had a net loss of $1,640 for the period from October 29, 2025 (Inception) through January 31, 2026. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses, which will include advances from related parties. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from October 29, 2025 (Inception) through January 31, 2026.

Use of Estimates

The preparation of financial statements with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of January 31, 2026, the Company had no cash equivalents.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606, "Revenue from Contracts with Customer". The Company will apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company will recognize revenue when the services are completed and delivered in accordance with the terms of the contract.

Related Parties

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Loss Per Share

The Company reports loss per share in accordance with ASC 260, “Earnings per Share”. Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities for the period from October 29, 2025 (Inception) through January 31, 2026.

Segment Reporting

The Company operates as a single operating and reportable segment, as a travel technology company. Our Chief Executive Officer is our Chief Operating Decision Maker (“CODM”) who evaluates and makes operating decisions about the allocation of resources considering our single geographical area and on a consolidated basis. Accordingly, the CODM considers revenue and operating expenses of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expense or asset information that are supplemental to those disclosed on these financial statements that are regularly provided to the CODM.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03 “Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 aim to improve the decision usefulness of expense information on public business entities’ income statement through the disaggregation of relevant expense captions in the notes to the financial statements. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this update on its financial statements.

NOTE 4 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On December 19, 2025, the Company issued 2,000,000 shares of common stock to its president for cash proceeds of $8,000 at $0.004 per share.

There were 2,000,000 shares of common stock issued and outstanding as of January 31, 2026.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company was not subject to any legal proceedings during the period from October 29, 2025 (Inception) through January 31, 2026, and no legal proceedings are currently pending or threatened to the best of the Company’s knowledge.

NOTE 6 – RELATED PARTY TRANSACTIONS

Founder Shares

On December 19, 2025, the Company issued 2,000,000 shares of common stock to its President, CEO, and Sole Director, Jakub Marcin Dzierzynski, for cash proceeds of $8,000 at $0.004 per share.

Related Party Loan Payable

On October 29, 2025, the president of the Company, Jakub Marcin Dzierzynski, entered into a loan agreement with the Company. Jakub Marcin Dzierzynski agreed to provide to the Company funding and financing in an amount not exceeding $70,000. The loan is non-interest-bearing, unsecured, and due on demand, with a maximum term of five years. The Company may, at its discretion, prepay all or any portion of the outstanding amount prior to maturity. As of January 31, 2026, Jakub Marcin Dzierzynski has advanced $7,033 to the Company under the loan agreement.

NOTE 7 – INCOME TAXES

The Company has no tax position as of January 31, 2026, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of January 31, 2026. The Company’s utilization of any net operating loss carryforward may be unlikely as a result of its intended activities.

The income tax provision differs from the amount of income tax determined by applying the statutory income tax rates to pretax income from continuing operations for the period October 29, 2025 (Inception) through January 31, 2026, due to the following:

	For the period from October 29, 2025 (Inception) through January 31, 2026
Book loss	$344	21%
Valuation allowance	(344)	(21)%
	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

January 31, 2026
Deferred tax asset attributable to:
Net operating loss carryover	$344
Less: valuation allowance	(344)
Net deferred tax asset	$–

The Company’s net operating loss carry forwards of $344 as of January 31, 2026, can carry forward indefinitely but for Federal income tax reporting purposes can be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to January 31, 2026, through April 16, 2026, the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$16
Auditor Fees and Expenses	$8,000
Legal fees and expenses	$2,500
Miscellaneous fees and expenses	$484
TOTAL	$11,000

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Luvulis Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out their duties. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Luvulis Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Jakub Marcin Dzierzynski	December 19, 2025	2,000,000	$8,000.00

On December 19, 2025, we sold a total of 2,000,000 shares of common stock to management for an aggregate purchase price of $8,000. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant dated October 29, 2025
3.2	Bylaws of the Registrant dated October 29, 2025
5.1	Opinion of The Midway Law Firm APC
10.1	Loan agreement dated October 29, 2025
10.2	Website & API Development Agreement
23.1	Consent of Auditor
99.1	Subscription Agreement
107	Filing Fee Table

ITEM 17. UNDERTAKINGS
The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our Director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our Director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the 6608 N Western Avenue 1121, Oklahoma City, OK 73116 on April 16, 2026.

Luvulis Corporation

By: /s/ Jakub Marcin Dzierzynski

Name: Jakub Marcin Dzierzynski
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Jakub Marcin Dzierzynski Jakub Marcin Dzierzynski	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 16, 2026